 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287632
Prospectus Supplement
(to Prospectus dated May 29, 2025)
$500,000,000
5.000% Senior Notes due 2032
We are offering $500,000,000 aggregate principal amount of our 5.000% Senior Notes due 2032 (the “notes”). We will pay interest on the notes semiannually on June 15 and December 15 of each year, beginning on December 15, 2025. The notes will mature on June 15, 2032.
We may redeem some or all of the notes at any time at redemption prices determined as set forth under “Description of the Notes—Optional Redemption.” Upon the occurrence of a “change of control repurchase event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event.”
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations.
The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended March 29, 2025 for a discussion of certain risks that you should consider in connection with an investment in the notes.
	Per Note	Total
Public offering price (1)	99.647%	$498,235,000
Underwriting discount	0.625%	$3,125,000
Proceeds, before expenses, to us	99.022%	$495,110,000

(1)
Plus accrued interest, if any from June 5, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company for the benefit of its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about June 5, 2025.

Joint Book-Running Managers
BofA Securities	Deutsche Bank Securities	J.P. Morgan	HSBC
Co-Managers
ING	SMBC Nikko	Goldman Sachs & Co. LLC
June 2, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus which describes more general information, some of which may not apply to this offering. You should read both the prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
In this prospectus supplement, unless otherwise stated or the context otherwise requires, “Ralph Lauren,” “ourselves,” “we,” “our,” and the “Company” refer to Ralph Lauren Corporation and its subsidiaries.
To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making your investment decision.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
This prospectus supplement and accompanying prospectus include registered trademarks, trade names and service marks of the Company and its subsidiaries.
INCORPORATION BY REFERENCE
In this prospectus supplement, we “incorporate by reference” certain information that we file with the Securities and Exchange Commission (the “SEC”), which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:
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Annual Report on Form 10-K for the year ended March 29, 2025 (filed May 22, 2025) (the “2025 Form 10-K”);

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Our Current Report on Form 8-K (filed with the SEC on April 1, 2025); and

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The portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on June 21, 2024), which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 (filed with the SEC on May 23, 2024).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (http://investor.ralphlauren.com) is not incorporated into this prospectus supplement or the accompanying prospectus. The reference to our website is intended to be an inactive textual reference.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “aim,” “anticipate,” “outlook,” “estimate,” “ensure,” “commit,” “expect,” “project,” “believe,” “envision,” “goal,” “target,” “can,” “will,” and similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements. These risks, uncertainties, and other factors include, among others:
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the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, including any potential changes resulting from the execution of our long-term growth strategy, and our ability to effectively transfer knowledge and maintain adequate controls and procedures during periods of transition;

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the impact to our business resulting from the potential imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade, including those recently announced by the U.S. and any responding retaliatory actions implemented by impacted countries, and any related impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures, as well as our ability to implement mitigating sourcing strategies;

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the potential impact to our business resulting from inflationary pressures, including increases in the costs of raw materials, transportation, wages, healthcare, and other benefit-related costs;

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the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including potential business disruptions related to ongoing military conflicts taking place in various parts of the world, most notably the Russia-Ukraine and Israel-Hamas wars, other recent hostilities in the Middle East, and militant attacks on cargo vessels in the Red Sea, civil and political unrest, diplomatic tensions between the U.S. and other countries, high interest rates, and bank failures, among other factors described herein;

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the impact to our business resulting from a recession or changes in consumers’ ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory;

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the potential impact to our business resulting from supply chain disruptions, including those caused by capacity constraints, closed factories and/or labor shortages (stemming from pandemic diseases, labor disputes, strikes, or otherwise), man-made or natural disasters, scarcity of raw materials, port congestion, and scrutiny or detention of goods produced in certain territories resulting from laws, regulations, or trade restrictions, such as those imposed by the Uyghur Forced Labor Prevention Act (“UFLPA”) or the Countering America’s Adversaries Through Sanctions Act (“CAATSA”), which could result in shipment approval delays leading to inventory shortages and lost sales, as well as potential shipping delays, inventory shortages, and/or higher freight costs resulting from port strikes, the recent Red Sea crisis, and/or disruptions to major waterways such as the Suez and Panama canals;

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changes in our tax obligations and effective tax rate due to a variety of factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated;

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our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment;

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our exposure to currency exchange rate fluctuations from both a transactional and translational perspective;

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our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms;

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our ability and the ability of our third-party service providers to secure our respective facilities and systems from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, ransomware, or similar Internet or email events;

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our ability to recruit and retain qualified employees to operate our retail stores, distribution centers, and various corporate functions;

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our ability to successfully implement our long-term growth strategy;

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our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories;

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our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence;

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our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers;

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our ability to competitively price our products and create an acceptable value proposition for consumers;

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our ability to continue to maintain our brand image and reputation and protect our trademarks;

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our ability to achieve our goals regarding citizenship and sustainability practices, including those related to climate change, our human capital, and our supply chain, or if our stakeholders disagree with such goals;

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the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible;

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the potential impact to our business resulting from pandemic diseases such as COVID-19, including periods of reduced operating hours and capacity limits and/or temporary closure of our stores, distribution centers, and corporate facilities, as well as those of our customers, suppliers, and vendors, and potential changes to consumer behavior, spending levels, and/or shopping preferences, such as willingness to congregate in shopping centers or other populated locations;

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the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, including pandemic diseases, severe weather, geological events, and other catastrophic events, such as terrorist attacks, military conflicts, and other hostilities;

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our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term;

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the impact to our business resulting from potential costs and obligations related to the early or temporary closure of our stores or termination of our long-term, non-cancellable leases;

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our ability to maintain adequate levels of liquidity to provide for our cash needs, including our debt obligations, tax obligations, capital expenditures, and potential payment of dividends and repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs;
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the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors;

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our ability to access capital markets and maintain compliance with covenants associated with our existing debt instruments;

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a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation, exportation, and traceability and transparency of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business;

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the potential impact to the trading prices of our securities if our operating results, Class A common stock share repurchase activity, and/or cash dividend payments differ from investors’ expectations;

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our ability to maintain our credit profile and ratings within the financial community;

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our intention to introduce new products or brands, or enter into or renew alliances;

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changes in the business of, and our relationships with, major wholesale customers and licensing partners; and

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our ability to make strategic acquisitions and successfully integrate the acquired businesses into our existing operations.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. A detailed discussion of significant risk factors that have the potential to cause our actual results to differ materially from our expectations is described in “Risk Factors” on page S-9 and in Item 1A of our 2025 Form 10-K, which we have filed with the SEC and is incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information that you may wish to consider before investing in our securities. We utilize a 52-53 week fiscal year ending on the Saturday closest to March 31 and all references to “Fiscal 2026” represent the 52-week fiscal year ending March 28, 2026. All references to “Fiscal 2025” represent the 52-week fiscal year ended March 29, 2025. All references to “Fiscal 2024” represent the 52-week fiscal year ended March 30, 2024. All references to “Fiscal 2023” represent the 52-week fiscal year ended April 1, 2023. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in our debt securities discussed under “Risk Factors” and the “Risk Factors” contained in our 2025 Form 10-K. All metrics provided within this “Summary” section are as of March 29, 2025, unless otherwise noted.
The Company
Founded in 1967 by Mr. Ralph Lauren, we are a global leader in the design, marketing and distribution of luxury lifestyle products, including apparel, footwear & accessories, home, fragrances, and hospitality. For nearly 60 years, Ralph Lauren has sought to inspire the dream of a better life through authenticity and timeless style. Our long-standing reputation and distinctive image have been developed across a wide range of products, brands, distribution channels, and international markets. We believe that our global reach, breadth of lifestyle product offerings, and multi-channel distribution network are unique among luxury and apparel companies.
We diversify our business by geography (North America, Europe, and Asia, among other regions) and channel of distribution (retail, wholesale, and licensing). This allows us to maintain a dynamic balance as our operating results do not depend solely on the performance of any single geographic area or channel of distribution. We sell directly to consumers through our integrated retail channel, which includes our retail stores, concession-based shop-within-shops, and digital commerce operations around the world. Our wholesale sales are made principally to major department stores, specialty stores, and third-party digital partners around the world, as well as to certain third-party-owned stores to which we have licensed the right to operate in defined geographic territories using our trademarks. In addition, we license to third parties for specified periods the right to access our various trademarks in connection with the licensees’ manufacture and sale of designated products, such as certain apparel categories, eyewear, fragrances, and home furnishings.
We organize our business into the following three reportable segments: North America, Europe, and Asia. In addition to these reportable segments, we also have other non-reportable segments.
Our global reach is extensive, as we sell directly to customers throughout the world via our 564 retail stores and 671 concession-based shop-within-shops, as well as through our own digital commerce sites and those of various third-party digital partners. Merchandise is also available through our wholesale distribution channels at over 9,400 doors worldwide, the majority in specialty stores, as well as through the digital commerce sites of many of our wholesale customers. In addition to our directly-operated stores and shops, our international licensing partners operate 116 stores.
We have been controlled by the Lauren family since the founding of our Company. As of March 29, 2025, Mr. R. Lauren, or entities controlled by the Lauren family, held approximately 85% of the voting power of the Company’s outstanding common stock.
We are a Delaware corporation. The address of our principal executive offices and our telephone number at that location is:
Ralph Lauren Corporation
650 Madison Avenue
New York, New York 10022
(212) 318-7000

The Offering
This summary is not a complete description of the notes. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement.
Issuer
Ralph Lauren Corporation.
Securities Offered
$500,000,000 aggregate principal amount of 5.000% Senior Notes due 2032 (the “notes”).
Maturity
The notes will mature on June 15, 2032 unless earlier redeemed or repurchased.
Interest Rate
The notes will bear interest from June 5, 2025 at the rate of 5.000% per annum.
Interest Payment Dates
June 15 and December 15 of each year, beginning December 15, 2025.
Ranking of Notes
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations. The notes are not obligations of any of our subsidiaries and none of our subsidiaries has guaranteed the notes.
The notes will be effectively junior to any of our future indebtedness that is secured to the extent of the value of the assets securing such indebtedness. In addition, the notes will be structurally subordinated to all indebtedness, guarantees and other liabilities of our subsidiaries. All of our domestic significant subsidiaries are currently required to guarantee borrowings under our Global Credit Facility (as defined herein) and the notes will be structurally subordinated to our borrowings under our Global Credit Facility to the extent that those borrowings are guaranteed by those subsidiaries and any other subsidiaries of ours that in the future may be required to guarantee borrowings under our Global Credit Facility. As of March 29, 2025, we had no secured indebtedness and our subsidiaries had liabilities of approximately $2.4 billion, in addition to the guarantees of the Global Credit Facility.
Optional Redemption
We may redeem some or all of the notes at any time at redemption prices determined as set forth under “Description of the Notes—Optional Redemption.”
Change of Control Repurchase Event
Upon the occurrence of a “change of control repurchase event,” as defined under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
Certain Covenants
The indenture governing the notes will contain covenants limiting our ability and our subsidiaries’ ability to:
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create certain liens;

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enter into sale and leaseback transactions; and

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consolidate or merge with, or sell, lease or convey all or substantially all of our or their properties or assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of the Notes—Certain Covenants” for a description of these covenants.

Form and Denominations
We will issue the notes in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”).
You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated notes.
Further Issuances
We may, without consent of the holders of the notes, create and issue additional notes ranking equally with the notes in all respects (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto). These additional notes may be consolidated and form a single series with the notes; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.
Timing and Delivery
We expect that delivery of the notes will be made against payment therefor on or about June 5, 2025, which will be the third business day following the date of the pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade the notes prior to the first business day before delivery should consult their own advisors.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, which may include the repayment of our $400 million aggregate principal amount of existing 3.750% Senior Notes due September 15, 2025 (the “2025 Notes”).
Conflicts of Interest
As a result of our intended use of the net proceeds from this offering, which may include the repayment of our $400 million aggregate principal amount of the 2025 Notes, certain of the underwriters and/or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Absence of Public Market for the Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so, and any market making in the notes may be discontinued at any time in their sole discretion. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. For more information, see “Underwriting (Conflicts of Interest).”
Governing Law
New York.
Trustee, Registrar, Transfer Agent and Paying Agent
Computershare Trust Company, N.A.
Risk Factors
An investment in the notes involves risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and in Item 1A of our 2025 Form 10-K, before deciding whether to invest in the notes.

RISK FACTORS
Investing in the notes offered hereby involves risks. Prior to deciding to purchase any notes, prospective investors should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors set forth below related to the issuance of the notes and the risk factors that are incorporated by reference herein from the section entitled “Risk Factors” in the 2025 Form 10-K where we identify other factors that could affect our business. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results and events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Please refer to the section of this prospectus supplement entitled “Special Note on Forward-Looking Statements.”
Risks Related to the Notes
Restrictive covenants in the documents governing our indebtedness may limit our ability to undertake certain types of transactions.
We have a credit facility that provides for a $750 million senior unsecured revolving line of credit through June 30, 2028, which is also used to support the issuance of letters of credit and the maintenance of our commercial paper borrowing program that allows us to issue up to $750 million of unsecured commercial paper notes through private placements using third-party broker-dealers (the “Global Credit Facility”). As a result of various restrictive covenants in our credit agreement governing our Global Credit Facility, our financial flexibility is limited in a number of ways. The Global Credit Facility contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur additional debt, incur liens, sell or dispose of assets, merge with or acquire other companies, liquidate or dissolve, engage in businesses that are not in a related line of business, make loans, advances, or guarantees, engage in transactions with affiliates and make investments. Additionally, if an event of default occurred under the Global Credit Facility, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest to be immediately due and payable. In such an event, we cannot assure you that we would have sufficient assets to pay the amount due on the notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the notes.
The notes will be effectively subordinated to any of our debt that is secured.
The notes will be unsecured, unguaranteed obligations of Ralph Lauren Corporation and will be effectively subordinated to any secured debt obligations that we may incur in the future to the extent of the value of the assets securing that debt. The effect of this subordination is that if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of our secured debt, if any, our assets that secure debt will be available to pay obligations on the notes only after all debt under our secured debt, if any, has been paid in full from those assets. Holders of the notes will participate in any remaining assets ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. See “Description of the Notes.”
The notes are structurally subordinated to the indebtedness, guarantees and other liabilities of our subsidiaries.
The notes are our obligations exclusively and not of any of our subsidiaries and will be effectively subordinated to the liabilities, including indebtedness, guarantees and trade payables, of our subsidiaries. In particular, all of our domestic significant subsidiaries are currently required to guarantee borrowings under our Global Credit Facility and the notes will therefore be effectively subordinated to our borrowings under our Global Credit Facility to the extent that those borrowings are guaranteed by those subsidiaries and any other subsidiaries of ours that in the future may be required to guarantee borrowings under our Global Credit Facility. The incurrence of other indebtedness or other liabilities by any of our subsidiaries is not prohibited in connection with the notes and could adversely affect our ability to pay our obligations on the notes. A significant portion of our operations is conducted through our subsidiaries and our cash flow and consequent ability to service our debt, including the notes, depends in part on our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all liabilities, including indebtedness, guarantees and trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of March 29, 2025, our subsidiaries had approximately $2.4 billion of outstanding liabilities, in addition to the guarantees of the Global Credit Facility.
We are permitted to incur more debt, which may increase our risk associated with our leverage.
Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional unsecured senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities.
The provisions in the indenture relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.
The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, notably, that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the notes offered under this prospectus supplement. Except as described under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the indenture will not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.
We may not be able to repurchase all of the notes upon a change of control repurchase event.
As described under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. Upon the occurrence of events constituting a Change of Control Repurchase Event, we will also be required to offer to repurchase the notes. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.
You may not be able to determine when a change of control triggering event has occurred.
The definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, transfer or conveyance of “all or substantially all” of the Company’s assets and the assets of its subsidiaries taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to repurchase your notes as a result of a sale, transfer or conveyance of less than all of its assets to another individual, group or entity may be uncertain.
There are no existing markets for the notes. If any develop, they may not be liquid.
The notes are a new issue of securities and there is currently no established market for the notes. We do not intend to list the notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes following the offering, as permitted by applicable laws or regulations. However, the underwriters have no obligation to make a market in such notes and they may cease market-making activities at any time without notice. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
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the time remaining to the maturity of the notes;

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the outstanding amount of the notes;

•
our financial performance;

•
our credit ratings with nationally recognized credit rating agencies; and

•
the level, direction and volatility of market interest rates generally.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.
We believe that the value of the notes in any secondary market will be affected by the supply and demand for the notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.
U.S. interest rates.   We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease.
Our credit rating, financial condition and results.   Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the notes.
The impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.
Ratings of the notes may change after issuance and affect the market price and marketability of the notes.
We currently expect that, upon issuance, the notes will be rated by one or more rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of the notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of $493.6 million, after deducting estimated underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of our $400 million aggregate principal amount of the 2025 Notes. Pending the application of the net proceeds, we may temporarily invest the net proceeds in cash equivalents or short-term investments.
As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table sets forth our cash position and capitalization as of March 29, 2025 on an actual basis and on an as adjusted basis after giving effect to this offering and reflecting the application of the net proceeds from this offering as an addition to “Cash and equivalents.”
You should read this information in conjunction with “Use of Proceeds” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our historical financial statements and related notes in the 2025 Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	March 29, 2025
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$1,922.5	$2,416.1
Debt:
3.750% Senior Notes due 2025(1)	399.7	399.7
2.950% Senior Notes due 2030(2)	742.9	742.9
5.000% Senior Notes due 2032 offered hereby	—	500.0
Borrowing outstanding under credit facilities	—	—
Total debt	1,142.6	1,642.6
Equity:
Class A common stock, par value $0.01 per share; 112.5 million shares issued; 39.6 million shares outstanding	1.1	1.1
Class B common stock, par value $0.01 per share; 21.9 million shares issued and outstanding	0.2	0.2
Additional paid-in capital	3,031.7	3,031.7
Retained earnings	7,590.1	7,590.1
Treasury Stock, Class A, at cost; 72.9 million shares	(7,734.7)	(7,734.7)
Accumulated other comprehensive loss	(299.9)	(299.9)
Total equity	2,588.5	2,588.5
Total capitalization	$3,731.1	$4,231.1

(1)
The carrying value of the 3.750% Senior Notes is presented net of unamortized debt issuance costs and original issue discount of $0.3 million.

(2)
The carrying value of the 2.950% Senior Notes is presented net of unamortized debt issuance costs and original issue discount of $7.1 million.

DESCRIPTION OF OTHER INDEBTEDNESS
The following is a summary of our and our subsidiaries’ existing indebtedness. The following summary does not include intercompany obligations. Please see the information incorporated by reference herein for a further description of this indebtedness as well as our and our subsidiaries’ other indebtedness.
Senior Notes
In August 2018, the Company completed a registered public debt offering and issued $400 million aggregate principal amount of unsecured senior notes due September 15, 2025, which bear interest at a fixed rate of 3.750%, payable semi-annually (the “3.750% Senior Notes”). The 3.750% Senior Notes were issued at a price equal to 99.521% of their principal amount. The proceeds from this offering were used for general corporate purposes, including repayment of the Company’s previously outstanding $300 million principal amount of 2.125% unsecured senior notes that matured September 26, 2018.
In June 2020, the Company completed a registered public debt offering and issued $750 million aggregate principal amount of unsecured senior notes due June 15, 2030, which bear interest at a fixed rate of 2.950%, payable semi-annually (the “2.950% Senior Notes”). The 2.950% Senior Notes were issued at a price equal to 98.995% of their principal amount. The proceeds from this offering, together with proceeds from a concurrent offering of $500 million aggregate principal amount of 1.700% Senior Notes due 2022, were used for general corporate purposes, which included the repayment of $475 million previously outstanding under the Company’s Global Credit Facility on June 3, 2020 and repayment of its previously outstanding $300 million principal amount of 2.625% unsecured senior notes that matured August 18, 2020.
The Company has the option to redeem the 3.750% Senior Notes and 2.950% Senior Notes (collectively, the “Senior Notes”), in whole or in part, at any time at a price equal to accrued and unpaid interest on the redemption date plus the greater of (i) 100% of the principal amount of the series of Senior Notes to be redeemed or (ii) the sum of the present value of Remaining Scheduled Payments, as defined in the supplemental indentures governing such Senior Notes (together with the indenture governing the Senior Notes, the “Indenture”). The Indenture contains certain covenants that restrict the Company’s ability, subject to specified exceptions, to incur certain liens; enter into sale and leaseback transactions; consolidate or merge with another party; or sell, lease, or convey all or substantially all of the Company’s property or assets to another party. However, the Indenture does not contain any financial covenants.
Commercial Paper
The Company has a commercial paper borrowing program that allows it to issue up to $750 million of unsecured commercial paper notes through private placement using third-party broker-dealers (the “Commercial Paper Program”).
Borrowings under the Commercial Paper Program are supported by the Global Credit Facility. Accordingly, the Company does not expect combined borrowings outstanding under the Commercial Paper Program and Global Credit Facility to exceed $750 million. Commercial Paper Program borrowings may be used to support the Company’s general working capital and corporate needs. Maturities of commercial paper notes vary, but cannot exceed 397 days from the date of issuance. Commercial paper notes issued under the Commercial Paper Program rank equally in seniority with the Company’s other forms of unsecured indebtedness. As of March 29, 2025, there were no borrowings outstanding under the Commercial Paper Program.
Revolving Credit Facilities
Global Credit Facility
In June 2023, the Company terminated its then existing credit facility and entered into the Global Credit Facility, which provides for a $750 million senior unsecured revolving line of credit through June 30, 2028 under terms and conditions substantially similar to those of the previous facility. The Global Credit Facility may be used for working capital needs, capital expenditures, certain investments, general corporate purposes, and for funding of acquisitions. The Global Credit Facility may also be used to support the issuance of letters of credit and maintenance of the Commercial Paper Program. Borrowings under the Global Credit Facility may be denominated in U.S. Dollars and certain other currencies, including Euros, Hong Kong Dollars, and Japanese Yen, and are guaranteed by some of the Company’s domestic subsidiaries, including all of the Company’s significant subsidiaries. In accordance with the terms of the agreement governing the Global Credit Facility, the Company has the ability to expand its borrowing availability under the Global Credit Facility to $1.500 billion, subject to the agreement of one or more new or existing lenders under the facility to increase their commitments. There are no mandatory reductions in borrowing ability throughout the term of the Global Credit Facility.
Borrowings under the Global Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate or (b) an adjusted term Secured Overnight Financing Rate (“SOFR”) rate or the applicable currency in which the loans are made (the “Term Benchmark Rate”) plus an applicable margin. The applicable margin for Term Benchmark Rate loans will be adjusted by reference to a grid (the “Pricing Grid”), which is included in the definition of “Applicable Rate” within the Global Credit Facility agreement and is based on ratings for the Company’s senior, unsecured long-term indebtedness provided by established ratings agencies. In addition to paying interest on any outstanding borrowings under the Global Credit Facility, the Company is required to pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid, on the average daily unused amount of the Facility, payable quarterly in arrears, and certain fees with respect to Letters of Credit that are issued. The current commitment fee rate of 8 basis points is subject to adjustment based on the Company’s credit ratings. As of March 29, 2025, there were no borrowings outstanding under the Global Credit Facility. However, the Company was contingently liable for $10.6 million of outstanding letters of credit as of March 29, 2025.
The Global Credit Facility contains a number of covenants that, among other things, restrict the Company’s ability, subject to specified exceptions, to incur additional debt; incur liens; sell or dispose of assets; merge with or acquire other companies; liquidate or dissolve itself; engage in businesses that are not in a related line of business; make loans, advances, or guarantees; engage in transactions with affiliates; and make certain investments. The Global Credit Facility also requires the Company to maintain a maximum ratio of Adjusted Debt to Consolidated EBITDAR (the “leverage ratio”) of no greater than 4.25 as of the date of measurement for the four most recent consecutive fiscal quarters. Adjusted Debt is defined generally as consolidated debt outstanding, including finance lease obligations, plus all operating lease obligations. Consolidated EBITDAR is defined generally as consolidated net income plus (i) income tax expense, (ii) net interest expense, (iii) depreciation and amortization expense, (iv) operating lease cost, (v) restructuring and other non-recurring expenses, and (vi) acquisition-related costs.
Upon the occurrence of an Event of Default under the Global Credit Facility, the lenders may cease making loans, terminate the Global Credit Facility, and declare all amounts outstanding to be immediately due and payable. The Global Credit Facility specifies various events of default (many of which are subject to applicable grace periods), including, among others, the failure to make timely principal, interest, and fee payments or to satisfy the covenants, including the financial covenant described above. Additionally, the Global Credit Facility provides that an Event of Default will occur if Mr. Ralph Lauren, the Company’s Executive Chairman and Chief Creative Officer, and entities controlled by the Lauren family fail to maintain a specified minimum percentage of the voting power of the Company’s common stock. As of March 29, 2025, no Event of Default (as such term is defined pursuant to the Global Credit Facility) has occurred under the Company’s Global Credit Facility.
Pan-Asia Borrowing Facilities
Certain of the Company’s subsidiaries in Asia have uncommitted credit facilities with regional branches of JPMorgan Chase in China and South Korea (the “Pan-Asia Credit Facilities”). Additionally, the Company’s Japan subsidiary has an uncommitted overdraft facility with Sumitomo Mitsui Banking Corporation (the “Japan Overdraft Facility”). The Pan-Asia Credit Facilities and Japan Overdraft Facility (collectively, the “Pan-Asia Borrowing Facilities”) are subject to annual renewal and may be used to fund general working capital needs of the Company’s operations in the respective countries. Borrowings under the Pan-Asia Borrowing Facilities are guaranteed by the parent company and are granted at the sole discretion of the respective banks, subject to availability of the banks’ funds and satisfaction of certain regulatory requirements. The Pan-Asia Borrowing Facilities do not contain any financial covenants.

A summary of the Company’s Pan-Asia Borrowing Facilities by country is as follows:
•
China Credit Facility—provides Ralph Lauren Trading (Shanghai) Co., Ltd. with a revolving line of credit of up to 100 million Chinese Renminbi (approximately $13 million) through April 3, 2026, which is also able to be used to support bank guarantees.

•
South Korea Credit Facility—provides Ralph Lauren (Korea) Ltd. with a revolving line of credit of up to 30 billion South Korean Won (approximately $20 million) through October 24, 2025.

•
Japan Overdraft Facility—provides Ralph Lauren Corporation Japan with an overdraft amount of up to 5 billion Japanese Yen (approximately $33 million) through April 30, 2026.

As of March 29, 2025, there were no borrowings outstanding under the Pan-Asia Borrowing Facilities.

DESCRIPTION OF THE NOTES
The notes will be issued under the indenture, dated as of September 26, 2013, between Ralph Lauren Corporation (the “Company”) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”). The indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from the Company upon request. See “Where You Can Find More Information” in the accompanying prospectus. Capitalized terms used and not defined in this summary have the meanings specified in the indenture. References to the “Company” in this section of the prospectus supplement are only to Ralph Lauren Corporation and not to any of its Subsidiaries.
General
The notes will have the following basic terms:
•
the notes will be senior unsecured obligations of the Company and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Company;

•
the notes initially will be limited to $500,000,000 aggregate principal amount (subject in each case to the rights of the Company to issue additional notes as described under “—Further Issuances” below);

•
the notes will accrue interest at a rate of 5.000% per year;

•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025;

•
the notes will mature on June 15, 2032, unless redeemed or repurchased prior to that date;

•
the Company may redeem the notes, in whole or in part, at any time at its option as described under “—Optional Redemption”;

•
the Company may be required to repurchase the notes in whole or in part at your option in connection with the occurrence of a “Change of Control Repurchase Event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event;”

•
the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•
the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Book-entry, Delivery and Form; Global Notes”).

Interest on each note will be paid to the Person in whose name that note is registered at the close of business on the June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.
The Company may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by the Company for such purpose (which initially will be located in St. Paul, Minnesota). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of the Company, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-entry; Delivery and Form; Global Notes” below.
A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Company is not required to transfer or exchange any note selected for redemption during a period of 10 days before mailing of a notice of redemption of notes to be redeemed. The Company shall also provide or cause to be provided to the trustee all information reasonably necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may conclusively rely on the information provided to it and shall have no responsibility or liability to verify or ensure the accuracy of such information.
The registered holder of a note will be treated as the owner of it for all purposes.
Subject to abandoned property and escheatment laws, all amounts of principal of and premium, if any, and interest on the notes paid by the Company that remain unclaimed two years after such payment was due and payable will be repaid to the Company, and the holders of such notes will thereafter look solely to the Company for payment.
Ranking
The notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of the Company.
The notes will be effectively junior to all future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. In addition, the notes will be structurally subordinated to all indebtedness, guarantees and other liabilities of our subsidiaries. Claims of creditors of the Company’s Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Company’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred shareholders, if any, of the Company’s Subsidiaries. All of our domestic significant subsidiaries are currently required to guarantee borrowings under our Global Credit Facility and the notes will be structurally subordinated to our borrowings under our Global Credit Facility to the extent that those borrowings are guaranteed by those subsidiaries and any other subsidiaries of ours that in the future may be required to guarantee borrowings under our Global Credit Facility. As of March 29, 2025, the Company had no secured indebtedness and the Company’s Subsidiaries had liabilities of approximately $2.4 billion, in addition to the guarantees of the Global Credit Facility.
Optional Redemption
Prior to April 15, 2032 (two months prior to their maturity date) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15% (15 basis points) less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
Any redemption may, at our discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and, if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied or otherwise waived by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, we will provide written notice to the trustee prior to the close of business one business day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the notes will be rescinded or delayed as provided in such notice. Upon receipt, the trustee will provide such notice to each holder in the same manner in which the notice of redemption was given.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call

Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no responsibility or liability to determine, verify, calculate or confirm the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary, and the trustee shall have no duty to monitor or oversee such procedures.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.
The Company or its Subsidiaries may, subject to compliance with applicable law, at any time and from time to time purchase notes in the open market or otherwise.
Purchase of Notes upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the notes as described above, the Company will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Company will, to the extent lawful:
•
accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

•
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate after receipt of an authentication order and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.
The Company will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Repurchase Event, and the Company, or any third party making an offer to repurchase the notes in the Change of Control Repurchase Event in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Repurchase Event described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.
Notes repurchased by the Company pursuant to a Change of Control Repurchase Event will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.
The Change of Control Repurchase Event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Repurchase Event feature is a result of negotiations between the Company and the underwriters. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the capital structure of the Company or credit ratings on the notes. Restrictions on the ability of the Company to incur Liens and enter into sale and leaseback transactions are contained in the covenants as described under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Repurchase Event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction. Neither the trustee (in any of its capacities) nor any paying agent (whether or not the trustee acts in the capacity of a paying agent) shall be responsible or liable for monitoring the Company’s ratings, making any request upon any Rating Agency, or determining whether any ratings downgrade, or Change of Control Repurchase Event has occurred or for determining whether any payment with respect to the note is required.
The Company may not have sufficient funds to repurchase all the notes upon a Change of Control Repurchase Event. In addition, even if it has sufficient funds, the Company may be prohibited from repurchasing the notes under the terms of its other Indebtedness then outstanding. See “Risk Factors—Risks related to the notes—We may not be able to repurchase all of the notes upon a change of control repurchase event.”
The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Change of Control” means:
(1)   any “person” or “group” of related Persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets); or
(2)   the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or
(3)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or
(4)   the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company or its Subsidiaries; or
(5)   the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the initial issue date for the notes or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were member of such Board of Directors at the time of such nomination or election.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Permitted Holders” means (a) Mr. Ralph Lauren, (b) his affiliates, immediate family, lineal descendants, heirs at law and his estate and the beneficiaries thereof, (c) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially owning a majority of the interests of which consist of Mr. Ralph Lauren or the Persons referred to in clause (b) or (c), (d) any trust, the majority of the trustees of which consist of Mr. Ralph Lauren or the Persons referred to in clauses (b) or (c) and (e) any group in which Mr. Ralph Lauren or the Persons referred to in clauses (b), (c), or (d) own more than a majority of the voting power of the Voting Stock held by such group.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the board of directors of the Company) as a replacement agency for Moody’s or S&P, or both, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“Rating Date” means the date that is 60 days prior to the earlier of, (1) a Change of Control or (2) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.
“Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after, the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the notes (i) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency or (ii) below Investment Grade by both Rating Agencies on the Rating Date, the rating of the notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories). Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor thereto.
“Voting Stock” of any specified “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
Further Issuances
The Company may from time to time, without notice to and without the consent of the holders of the notes, create and issue notes under the indenture in one or more series, which may have terms and conditions that differ from those that are set forth herein. In addition, the Company may, without the consent of the holders of any series of the notes, issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto); provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments and otherwise as, the notes, and will vote together as one class on all matters with respect to the notes.
Certain Covenants
Except as set forth below, neither the Company nor any of its Subsidiaries will be restricted by the indenture from:
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incurring any indebtedness or other obligation,

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paying dividends or making distributions on the capital stock of the Company or of such Subsidiaries, or

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purchasing or redeeming capital stock of the Company or such Subsidiaries.

In addition, the Company will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a Change of Control or other events involving the Company or any of its Subsidiaries that may adversely affect the creditworthiness of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.”
The indenture will contain the following principal covenants:
Limitation on Liens
The Company will not directly or indirectly incur, and will not permit any of its Subsidiaries to directly or indirectly incur, any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (1) any properties or assets, including capital stock, of the Company or any of its Subsidiaries or (2) any shares of stock or Indebtedness of any of its Subsidiaries (whether such property, assets, shares or Indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are equally and ratably secured with or, at the option of the Company, prior to, such secured Indebtedness.
The foregoing restriction does not apply to:
(1)   Liens on property, shares of stock or Indebtedness existing with respect to any Person at the time such Person becomes a Subsidiary of the Company or a Subsidiary of any Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;
(2)   Liens on property, shares of stock or Indebtedness existing at the time of acquisition by the Company or any of its Subsidiaries or a Subsidiary of any Subsidiary of the Company of such property, shares of stock or Indebtedness (which may include property previously leased by the Company or any of its Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or Indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or Indebtedness, or Liens on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or Indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;
(3)   Liens securing Indebtedness of the Company or any of the Company’s Subsidiaries owing to the Company or any of its Subsidiaries;
(4)   Liens existing on the date of the initial issuance of the notes (other than any additional notes);
(5)   Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;
(6)   Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;
(7)   Liens securing the notes (including any additional notes) and any Liens that secure letters of credit issued under the Global Credit Facility;
(8)   Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(9)   Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(10)   Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(11)   Liens relating to accounts receivable of the Company or any of the Company’s Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with generally accepted accounting principles, to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof; or
(12)   any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the Indebtedness secured by such Lien; provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any property of the Company or any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.
Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries will be permitted to incur Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) above), together with all Attributable Debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of the Consolidated Net Assets of the Company calculated as of the date of the creation or incurrence of the Lien The Company and its Subsidiaries also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.
Limitation on Sale and Leaseback Transactions
The Company will not directly or indirectly, and will not permit any of its Subsidiaries directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:
(1)   such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes);
(2)   such transaction was for the sale and leasing back to the Company or any of its Subsidiaries of any property by the Company or one of its Subsidiaries;
(3)   such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);
(4)   the Company would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above; or
(5)   the Company applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in its business or to the retirement of long-term Indebtedness within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to the Company.
Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of the Consolidated Net Assets of the Company calculated as of the closing date of the sale and leaseback transaction.
Merger, Consolidation or Sale of Assets
The Company may not consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, any other Person, unless:
(1)   the Company is the continuing Person or, alternatively, the successor Person formed by or resulting from such consolidation or merger, or the Person that receives the transfer of such properties or assets, is a corporation or limited liability company organized under the laws of any state or the District of Columbia and expressly assumes the obligations of the Company under the notes;
(2)   immediately after giving effect to such transaction, no event of default and no event that, after notice or the lapse of time, or both, would become an event of default has occurred and is continuing; and
(3)   an officers’ certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with clauses (1) and (2) above.
The successor Person will succeed to, and be substituted for, the Company, and may exercise all of the rights and powers of the Company, under the indenture. The Company will be relieved of all obligations and covenants under the notes and the indenture, provided, that in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and premium, if any, and interest on the notes.

Events of Default
Each of the following is an “event of default” under the indenture with respect to the notes:
(1)   a default in any payment of interest on any note when due, which continues for 30 days,
(2)   a default in the payment of principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise;
(3)   a failure by the Company to repurchase notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with the covenant set forth under “—Purchase of Notes upon a Change of Control Repurchase Event”;
(4)   a failure by the Company to comply with their other agreements contained in the indenture, which continues for 90 days after written notice thereof to the Company by the trustee or to the Company and the trustee by the holders of not less than 25% in principal amount of the outstanding notes (including any additional notes);
(5)   (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Company or Subsidiaries of the Company (other than Indebtedness of the Company or of a Subsidiary owing to the Company or any of its Subsidiaries) outstanding in an amount in excess of $100,000,000 and continuance of this failure to pay or (b) a default on any Indebtedness of the Company or Subsidiaries of the Company (other than Indebtedness owing to the Company or any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to the Company by the trustee or to the Company and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and
(6)   various events in bankruptcy, insolvency or reorganization involving the Company.
The foregoing will constitute an event of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes (including any additional notes) by written notice to the Company may declare the principal of, and premium, if any, and accrued and unpaid interest on, all the notes to be due and payable. Upon this declaration, principal and premium, if any, and interest will be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and premium, if any, and accrued interest on all notes (including any additional notes) will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding notes (including any additional notes) may rescind any acceleration with respect to the notes and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will exercise all rights or powers under the indenture at the request or direction of any of the holders, provided that the holders provide the trustee with an indemnity or security reasonably satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of the notes may pursue any remedy with respect to the indenture or the notes unless:
(1)   the holder previously notified the trustee that an event of default is continuing;

(2)   holders of at least 25% in aggregate principal amount of the outstanding notes (including any additional notes) requested the trustee to pursue the remedy;
(3)   the requesting holders offered the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;
(4)   the trustee has not complied with the holder’s request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)   the holders of a majority in principal amount of the outstanding notes (including any additional notes) have not given the trustee a direction inconsistent with the request within the 60-day period.
Generally, the holders of a majority in principal amount of the outstanding notes (including any additional notes) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee may, however, refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in Personal liability.
If a default occurs and is continuing and is actually known to a Trust Officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it is actually known to a Trust Officer of the trustee or written notice of it is received by a Trust Officer of the trustee. Except in the case of a default in the payment of principal or premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders.
The Company will also be required to deliver to the trustee, within 120 days after the end of each fiscal year ending after the date of the supplemental indenture, an officers’ certificate indicating whether the signers of the certificate know of any default under the indenture that occurred during the previous year. In addition, the Company will be required to notify the trustee within 30 days of any event that would constitute various defaults, their status and what action the Company is taking or proposes to take in respect of these defaults.
Modification and Waivers
Modification and amendments of the indenture and the notes may be made by the Company and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:
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change the stated maturity of the principal of, or installment of interest on, any note;

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reduce the principal amount of, or the rate of interest on, any notes;

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reduce any premium, if any, payable on the redemption or required repurchase of any note or change the date on which any note may be redeemed or required to be repurchased;

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change the coin or currency in which the principal of, premium, if any, or interest on any note is payable;

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impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any note;

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reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions;

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reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture or the notes;

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after the time an offer to repurchase the notes in the Change of Control Repurchase Event is required to have been made, waive such requirement or reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

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modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

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modify any of the above provisions.

The Company and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the notes with respect to the following:
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to cure any ambiguity, omission, defect or inconsistency;

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to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company, as described above under “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

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to add any additional events of default;

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to add to the covenants of the Company for the benefit of holders of the notes or to surrender any right or power conferred upon the Company;

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to add one or more guarantees for the benefit of holders of the notes;

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to add collateral security with respect to the notes;

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to add or appoint a successor or separate trustee or other agent;

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to provide for the issuance of any additional notes;

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to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act;

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to comply with the rules of any applicable securities depository;

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to provide for uncertificated notes in addition to or in place of certificated notes;

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to conform the provisions of the indenture to the “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus;

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to make any changes to the indenture applicable only to debt securities of a series other than the notes offered hereby; and

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to make any change if the change does not adversely affect in any material respect the interests of any holder of notes.

The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes, waive compliance by the Company with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default and its consequences under the indenture, except a default (1) in the payment of principal or premium, if any, or interest on the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. Upon any such waiver, such default shall cease to exist and any event of default arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any rights consequent thereon.
Satisfaction and Discharge
The Company may discharge its obligations under the indenture while any notes remain outstanding if the notes either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire Indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or the date of redemption of the notes, as the case may be, and paying all other amounts payable under the indenture.

Defeasance and Covenant Defeasance
The indenture will provide that the Company may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, certain obligations to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default, and clauses (4) and (5) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Company with the trustee, in trust, of an amount in U.S. dollars, or U.S. Government Obligations, or both, that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a national recognized firm of independent accountants or valuation consultants, to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.
If the Company effects covenant defeasance and the notes are declared due and payable because of the occurrence of any event of default other than under clauses (4) and (5) of “—Events of Default,” even if the amount in U.S. dollars, or U.S. Government Obligations, or both, on deposit with the trustee is sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the notes at the time of the stated maturity, it may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.
To effect legal defeasance or covenant defeasance, the Company will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes to recognize income, gain or loss for U.S. federal income tax purposes. If the Company elects legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.
The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
Same-day Settlement and Payment
The notes will trade in the same-day funds settlement system of DTC until maturity or until the Company issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. The Company can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Book-entry; Delivery and Form; Global Notes
The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of participants in DTC.
Investors may hold their interests in a global note directly through DTC if they are DTC participants or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form. In connection with any proposed transfer outside the book-entry system, there shall be provided to the trustee all information reasonably necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely conclusively on the information provided to it and shall have no responsibility or liability to verify or ensure the accuracy of such information.
DTC has advised that it is: a limited-purpose trust company organized under the New York Banking Law; a “banking organization” within the meaning of the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s book-entry system is also available to others such as brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).
So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to have notes represented by the global note registered in their name or to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a Person having a beneficial interest in a global note to pledge that interest to Persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.
All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.
The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee The Company also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither the Company, the underwriters, the trustee (in any of its capacities) nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.
Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

The Company expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.
Although the Company expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the underwriters nor the trustee (in any of its capacities) will have any responsibility or liability for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The indenture will provide that, if (1) DTC notifies the Company that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and the Company does not appoint a successor depository within 90 days, (2) the Company determines that the notes shall no longer be represented by global notes and executes and delivers to the trustee a company order to such effect or (3) an event of default with respect to the notes shall have occurred and be continuing, DTC may exchange the global notes for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company does not take responsibility for its accuracy.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and neither it nor the trustee (in any of its capacities) takes any responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, is the trustee under the indenture and has also been appointed by the Company to act as registrar, transfer agent and paying agent for the notes. We maintain and may in the future maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Computershare Trust Company, N.A., in each of its capacities, including without limitation as trustee, assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness, or accuracy of such information. The trustee, in each of its capacities, will be entitled to those certain rights, benefits, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture.
The indenture contains limitations on the rights of the trustee, if it becomes a creditor of the Company, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.
Definitions
The indenture contains the following defined terms:
“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
“Consolidated Net Assets” means, as of the date of determination thereof, the excess of (1) the aggregate consolidated net book value of the assets of the Company and its Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (2) all of the aggregate liabilities of the Company and its Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than Equity Interests, treasury stock, capital surplus and retained earnings), in each case determined on a consolidated basis (after eliminating all inter-company items) in accordance with GAAP; provided, however, that the calculation of Consolidated Net Assets shall not give effect to the treatment of operating leases as liabilities on the balance sheet in accordance with GAAP under Accounting Standards Update No. 2016-02, “Leases.”
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the supplemental indenture governing the notes.
“Global Credit Facility” means the Credit Agreement, dated as of June 30, 2023, among the Company, Ralph Lauren Europe Sàrl, RL Finance B.V. and Ralph Lauren Asia Pacific Limited, as the

borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, HSBC Bank USA, N.A., ING Bank N.V., Dublin Branch, Deutsche Bank Securities Inc. and Sumitomo Mitsui Banking Corporation, as co-documentation agents, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“holder” means the Person in whose name a note is registered on the security register books.
“incur” means issue, assume, guarantee or otherwise become liable for.
“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including without limitation, Indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any other direct or indirect Subsidiaries of the Company or (2) the financing of a project involving the development or expansion of properties of the Company or any other direct or indirect Subsidiaries of the Company, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any other direct or indirect Subsidiary of the Company or any of such Subsidiary’s assets other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the Company’s option.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain U.S. federal income tax considerations that may be relevant to U.S. Holders and to Non-U.S. Holders (each as defined below, and together, “Holders”) regarding the acquisition, ownership and disposition of notes. This discussion is limited to Holders that purchase the notes upon original issuance for cash at their initial “issue price” (i.e., the first price at which a substantial amount of the notes is sold to investors for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and to notes that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, administrative pronouncements or practices, and judicial decisions, all as of the date hereof and all of which are subject to change or differing interpretation, which may or may not be retroactive, that may result in U.S. federal tax consequences different from those discussed herein. No ruling has been or will be sought or obtained from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the statements herein. There can be no assurance that the IRS will not challenge any of the conclusions discussed herein or that a U.S. court will not sustain such a challenge.
This discussion does not address any U.S. federal alternative minimum tax, U.S. federal estate, gift or other non-income tax, or any state, local or non-U.S. tax consequences of the acquisition, ownership, or disposition of notes. In addition, this discussion does not address the U.S. federal income tax consequences to Holders of notes subject to special rules, including, for example, Holders that (i) are banks or other financial institutions, (ii) are insurance companies, (iii) are regulated investment companies or real estate investment trusts, (iv) are brokers, dealers or traders in securities or currencies, (v) are tax-exempt entities or organizations, (vi) hold notes as part of a hedge, straddle, constructive sale, conversion transaction, wash sale or other integrated investment, (vii) hold notes through a retirement or other tax deferred account, (viii) are U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, (ix) use a mark-to-market method of accounting, (x) are U.S. expatriates, (xi) are required for U.S. federal income tax purposes to conform the timing of income accruals with respect to a note to its financial statements under Section 451(b) or (xii) are entities or arrangements treated as partnerships or other passthrough entities for U.S. federal income tax purposes and investors therein.
As used herein, a “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident alien of the United States, (ii) a corporation that is organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code (“U.S. Persons”) have authority to control all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.
If a holder of a note is a partnership or any other entity or arrangement taxable as a partnership for U.S. federal income tax purposes (a “Partnership”), the U.S. federal income tax consequences to an owner of or partner in such Partnership generally will depend on the status of such owner or partner and on the activities of such Partnership. A Partnership that is considering an investment in notes and any owners or partners in such Partnership are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of a note.
As used herein, a “Non-U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is an individual, corporation, trust or estate that is not a U.S. Holder.
A PROSPECTIVE HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO ITS PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY U.S. FEDERAL, STATE OR LOCAL, NON-U.S., OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Contingent Payments
In certain circumstances (see, e.g., “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event”), we may be obligated to pay Holders amounts in excess of stated interest or principal on the notes. It is possible that our obligation to make additional payments on the notes could implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” However, according to the applicable Treasury regulations, certain contingencies (e.g., contingencies that are, in the aggregate and, as of the date of issuance, “remote” or “incidental”) will not cause a debt instrument to be treated as a contingent payment debt instrument. Although the matter is not free from doubt, we intend to take the position that the possibility of such contingent payments should not cause the notes to be treated as contingent payment debt instruments.
Our determination that the notes are not contingent payment debt instruments is binding on a Holder unless the Holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination, however, is not binding on the IRS, and if the IRS were to successfully challenge this determination, a Holder that is subject to U.S. federal income taxation might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat any gain on the sale or other taxable disposition of a note as ordinary income rather than capital gain. The remainder of this disclosure assumes that our determination that the notes are not contingent payment debt instruments is correct. Prospective Holders are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
Tax Considerations for a U.S. Holder
Interest
Stated interest on a note generally will be taxable to a U.S. Holder as ordinary interest income either when it accrues or when it is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition (Including Retirement or Redemption) of a Note
A U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received (other than any amount received in respect of accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income), and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be its cost to such U.S. Holder. Gain or loss recognized on the sale, exchange, redemption, retirement, or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in such note exceeds one year. Non-corporate U.S. Holders may be entitled to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations.
Medicare Contribution Tax on Unearned Income
A 3.8% Medicare tax is imposed on the “net investment income” (or, in the case of an estate or trust, the undistributed “net investment income”) of certain U.S. Holders that are individuals, estates or trusts for U.S. federal income tax purposes with income that exceeds the statutory threshold. Net investment income generally will include, among other things, interest income on, and net gains from the disposition of, notes. Prospective U.S. Holders that are individuals, estates or trusts for U.S. federal income tax purposes are urged to consult their tax advisor regarding the applicability of the Medicare tax to income and gains in respect of notes.
Tax Considerations for a Non-U.S. Holder
The rules governing the U.S. federal taxation of a Non-U.S. Holder are complex. A prospective Non-U.S. Holder is urged to consult its own tax advisor regarding the application of U.S. federal tax laws,

including any information reporting requirements, to its particular circumstances and any tax consequences arising under the laws of any U.S. federal, state or local, non-U.S., or other taxing jurisdiction.
Interest
Subject to the discussions below concerning FATCA and backup withholding, payments of interest on a note to a Non-U.S. Holder generally will not be subject to withholding of U.S. federal income tax if such interest will qualify as “portfolio interest.” Interest on a note paid to a Non-U.S. Holder will qualify as portfolio interest if, for applicable U.S. federal income tax purposes:
•
such Non-U.S. Holder does not own directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
such Non-U.S. Holder is not a controlled foreign corporation related directly or indirectly to us through stock ownership;

•
such interest is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States;

•
such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•
the certification requirement, described below, has been fulfilled with respect to such Non-U.S. Holder.

The certification requirement will be fulfilled if either (i) the Non-U.S. Holder provides to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or successor form), signed under penalty of perjury, that includes such Non-U.S. Holder’s name, address and a certification as to its non-U.S. Person status, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of such Non-U.S. Holder, and provides to the applicable withholding agent a statement, signed under penalty of perjury, in which such organization, bank or other financial institution certifies that it has received an IRS Form W-8BEN or W-8BEN-E (or successor form) from such Non-U.S. Holder or from another financial institution acting on behalf of such Non-U.S. Holder and provides to the applicable withholding agent a copy thereof. Other methods might be available to satisfy the certification requirement depending on a Non-U.S. Holder’s particular circumstances.
The gross amount of any payment of interest to a Non-U.S. Holder that does not qualify for the portfolio interest exemption will be subject to withholding of U.S. federal income tax at the statutory rate of 30% unless (i) such Non-U.S. Holder provides a properly completed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding of U.S. federal income tax under an applicable income tax treaty, or (ii) such interest is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) of such Non-U.S. Holder and such Non-U.S. Holder provides a properly completed IRS Form W-8ECI (or successor form), in which case it will be subject to U.S. federal income taxation as described below.
Sale or Other Taxable Disposition (Including Retirement or Redemption) of a Note
Subject to the discussions below concerning FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or to withholding of U.S. federal income tax on any gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note (except to the extent attributable to accrued and unpaid interest, which will be taxable as described above) unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of such disposition and other applicable conditions are met, or (ii) such gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder (in which case such gain will be subject to tax as described below).

Effectively Connected Income
If a Non-U.S. Holder is engaged in a U.S. trade or business and interest on a note or gain recognized on the disposition of a note is effectively connected with the conduct of such U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), such Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such interest or gain on a net income basis at graduated rates in the same manner as if such Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. See “—Tax Considerations for a U.S. Holder” above. In addition, any such Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to the branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at the statutory rate of 30% unless such rate is reduced or the branch profits tax is eliminated by an applicable income tax treaty. Although any such effectively connected interest income will be subject to U.S. federal income tax, and may be subject to the branch profits tax, it generally will not be subject to withholding of U.S. federal income tax if a Non-U.S. Holder provides a properly completed IRS Form W-8ECI (or successor form) as described above.
FATCA
Pursuant to Sections 1471 through 1474 of the Code, applicable Treasury regulations, other official guidance and intergovernmental agreements entered into in respect of the foregoing, (together, commonly referred to as “FATCA”), “foreign financial institutions” (which include most non-U.S. hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other non-U.S. entities must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other non-U.S. entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally will include interest on the notes and (subject to the following paragraph) the gross proceeds from the sale or other disposition of the notes. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is portfolio interest).
The U.S. Department of the Treasury released proposed regulations which, if finalized in their present form, would eliminate FATCA withholding applicable to the gross proceeds of a sale or disposition of a debt instrument. In the preamble to the proposed regulations, the U.S. Department of the Treasury provided that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Prospective Holders are urged to consult their tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.
Information Reporting and Backup Withholding
U.S. Holders
A U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to payments of stated interest on a note and payments of the gross proceeds from the sale or other disposition (including a retirement or redemption) of a note. Certain U.S. Holders (including corporations) are generally not subject to information reporting and backup withholding. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder:
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fails to furnish its correct taxpayer identification number (“TIN”), which, for an individual, is ordinarily the individual’s social security number;

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fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding (including because it has previously failed to properly report payments of interest or dividends); or

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otherwise fails to comply with applicable requirements of the backup withholding rules.

Non-U.S. Holders
In general, a Non-U.S. Holder will not be subject to backup withholding (currently at the rate of 24%) with respect to payments of interest or payments of the gross proceeds from the sale or other disposition (including a retirement or redemption) of a note if such Non-U.S. Holder provides to the applicable withholding agent the statement described above under “—Tax Considerations for a Non-U.S. Holder—Interest” or the Non-U.S. Holder otherwise establishes an exemption. A Non-U.S. Holder may, however, be subject to information reporting requirements with respect to payments of interest on a note, regardless of whether withholding was required.
Proceeds from the sale, exchange, retirement, redemption or other taxable disposition of the notes made to or through a foreign office of a foreign broker without certain specified connections to the United States will generally not be subject to information reporting or backup withholding. A Non-U.S. Holder may be subject to information reporting and/or backup withholding with respect to the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of a note within the United States or conducted through a U.S. office of a broker, a non-U.S. office of a U.S. broker or a non-U.S. broker with specified connections to the United States, unless the applicable withholding agent receives the statement described above under “—Tax Considerations for a Non-U.S. Holder—Interest”, or such Non-U.S. Holder otherwise establishes an exemption.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides, is established or is engaged in business.
General—U.S. Holders and Non-U.S. Holders
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a Holder’s U.S. federal income tax liability, and may entitle a Holder to a refund, provided the required information is timely furnished to the IRS.
Prospective Holders should consult their tax advisors regarding the application of information reporting and backup withholding, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.
The foregoing discussion is for general information only and is not tax advice. Accordingly, you are urged to consult your tax advisor as to the particular tax consequences to you of purchasing, holding and disposing of the notes, including the applicability and effect of any U.S. federal state or local, or non-U.S. tax laws and any tax treaty and any recent or prospective changes in any applicable tax laws or treaties.

UNDERWRITING (Conflicts of Interest)
Subject to the terms and conditions contained in the underwriting agreement dated the date of this prospectus supplement among us and the underwriters, we have agreed to sell to the underwriters named below, for which BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives, and the underwriters have severally agreed to purchase from us, the following respective principal amounts of the notes:
Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$115,000,000
J.P. Morgan Securities LLC	105,000,000
Deutsche Bank Securities Inc.	80,000,000
HSBC Securities (USA) Inc.	60,000,000
ING Financial Markets LLC	55,000,000
SMBC Nikko Securities America, Inc.	55,000,000
Goldman Sachs & Co. LLC	30,000,000
Total	$500,000,000
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. Those obligations are also subject to various conditions in the underwriting agreement being satisfied. The underwriting agreement provides that the underwriters will purchase all of the notes being sold pursuant to the underwriting agreement if any of them are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.350% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
We estimate that our total expenses (excluding underwriting discounts) for this offering will be approximately $1.5 million.
In the underwriting agreement, we have agreed that during the period from the date hereof through and until the closing of this offering, we will not offer, sell, contract to sell or otherwise dispose of any of our debt securities (other than the notes) having a tenor of more than one year without the prior consent of the representatives of the underwriters. In the underwriting agreement, we have agreed that we will jointly and severally indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
We expect that delivery of the Notes will be made against payment therefor on or about June 5, 2025, which will be the third business day following the date of the pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade the notes prior to the first business day before delivery should consult their own advisors.
Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, JPMorgan Chase Bank, N.A., is the administrative agent and a lender under our Global Credit Facility and Deutsche Bank Securities Inc., Bank of America N.A. and an affiliate of ING Financial Markets LLC are lenders under our Global Credit Facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps and short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As a result of our intended use of the net proceeds from this offering, which may include the repayment of our $400 million aggregate principal amount of the 2025 Notes, certain of the underwriters and/or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities.
Selling Restrictions
The notes are offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the

“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948) (as amended) (the “FIEL”), and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of and otherwise in compliance with, the FIEL available thereunder and in compliance with the other relevant laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

LEGAL MATTERS
Certain legal matters in connection with the offered debt securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, will pass on the validity of the notes offered through this prospectus supplement for the underwriters in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 29, 2025, and the effectiveness of our internal control over financial reporting as of March 29, 2025, as set forth in their reports, which are incorporated by reference in the accompanying prospectus, this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
Debt Securities

This prospectus contains a general description of debt securities of one or more different series which we may offer for sale from time to time. The specific terms of the debt securities will be contained in one or more supplements to this prospectus.
We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.
The debt securities will be issued by Ralph Lauren Corporation. See “Description of the Debt Securities.”
Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 7 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 29, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Ralph Lauren Corporation, a Delaware corporation, which is also referred to as “Ralph Lauren,” “the Company,” “our company,” “we,” “us,” “ourselves” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, senior unsecured debt securities, in one or more series, which we refer to in this prospectus as the “debt securities.”
To understand the terms of the debt securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the debt securities covered by the prospectus supplement.
We may sell debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.
The prospectus supplement will also contain, with respect to the debt securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.
Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings free of charge from the SEC’s website at http://www.sec.gov. Our filings may also be found free of charge on our corporate website at investor.ralphlauren.com. Information on or accessible through our website does not constitute part of this prospectus.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE
In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended March 29, 2025 (filed with the SEC on May 22, 2025);

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Our Current Report on Form 8-K (filed with the SEC on April 1, 2025); and

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The portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on June 21, 2024) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 (filed with the SEC on May 23, 2024).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://investor.ralphlauren.com) is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Ralph Lauren Corporation at the following address:
Ralph Lauren Corporation
650 Madison Avenue
New York, New York 10022
Attention: Investor Relations
Telephone: 212-813-7868
We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, and other financial measures. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as incorporation by reference. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “aim,” “anticipate,” “outlook,” “estimate,” “ensure,” “commit,” “expect,” “project,” “believe,” “envision,” “goal,” “target,” “can,” “will,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements.
Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended March 29, 2025 and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part, as well as:
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the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, including any potential changes resulting from the execution of our long-term growth strategy, and our ability to effectively transfer knowledge and maintain adequate controls and procedures during periods of transition;

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the impact to our business resulting from the potential imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade, including those recently announced by the U.S. and any responding retaliatory actions implemented by impacted countries, and any related impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures, as well as our ability to implement mitigating sourcing strategies;

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the potential impact to our business resulting from inflationary pressures, including increases in the costs of raw materials, transportation, wages, healthcare, and other benefit-related costs;

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the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including potential business disruptions related to ongoing military conflicts taking place in various parts of the world, most notably the Russia-Ukraine and Israel-Hamas wars, other recent hostilities in the Middle East, and militant attacks on cargo vessels in the Red Sea, civil and political unrest, diplomatic tensions between the U.S. and other countries, high interest rates, and bank failures, among other factors described herein;

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the impact to our business resulting from a recession or changes in consumers’ ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory;

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the potential impact to our business resulting from supply chain disruptions, including those caused by capacity constraints, closed factories and/or labor shortages (stemming from pandemic diseases, labor disputes, strikes, or otherwise), man-made or natural disasters, scarcity of raw materials, port congestion, and scrutiny or detention of goods produced in certain territories resulting from laws, regulations, or trade restrictions, such as those imposed by the Uyghur Forced Labor Prevention Act (“UFLPA”) or the Countering America’s Adversaries Through Sanctions Act (“CAATSA”), which could result in shipment approval delays leading to inventory shortages and lost sales, as well as potential shipping delays, inventory shortages, and/or higher freight costs resulting from port strikes, the recent Red Sea crisis, and/or disruptions to major waterways such as the Suez and Panama canals;

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changes in our tax obligations and effective tax rate due to a variety of factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated;

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our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment;

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our exposure to currency exchange rate fluctuations from both a transactional and translational perspective;

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our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms;

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our ability and the ability of our third-party service providers to secure our respective facilities and systems from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, ransomware, or similar Internet or email events;

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our ability to recruit and retain qualified employees to operate our retail stores, distribution centers, and various corporate functions;

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our ability to successfully implement our long-term growth strategy;

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our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories;

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our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence;

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our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers;

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our ability to competitively price our products and create an acceptable value proposition for consumers;

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our ability to continue to maintain our brand image and reputation and protect our trademarks;

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our ability to achieve our goals regarding citizenship and sustainability practices, including those related to climate change, our human capital, and our supply chain, or if our stakeholders disagree with such goals;

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the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible;

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the potential impact to our business resulting from pandemic diseases such as COVID-19, including periods of reduced operating hours and capacity limits and/or temporary closure of our stores, distribution centers, and corporate facilities, as well as those of our customers, suppliers, and vendors, and potential changes to consumer behavior, spending levels, and/or shopping preferences, such as willingness to congregate in shopping centers or other populated locations;

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the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, including pandemic diseases, severe weather, geological events, and other catastrophic events, such as terrorist attacks, military conflicts, and other hostilities;

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our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term;

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the impact to our business resulting from potential costs and obligations related to the early or temporary closure of our stores or termination of our long-term, non-cancellable leases;

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our ability to maintain adequate levels of liquidity to provide for our cash needs, including our debt obligations, tax obligations, capital expenditures, and potential payment of dividends and repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs;

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the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors;
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our ability to access capital markets and maintain compliance with covenants associated with our existing debt instruments;

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a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation, exportation and traceability and transparency of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business;

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the potential impact to the trading prices of our securities if our operating results, Class A common stock share repurchase activity, and/or cash dividend payments differ from investors’ expectations;

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our ability to maintain our credit profile and ratings within the financial community;

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our intention to introduce new products or brands, or enter into or renew alliances;

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changes in the business of, and our relationships with, major wholesale customers and licensing partners; and

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our ability to make strategic acquisitions and successfully integrate the acquired businesses into our existing operations.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of such changes, new information, future events or otherwise.

THE COMPANY
Ralph Lauren Corporation, founded in 1967 by Ralph Lauren, is a global leader in the design, marketing and distribution of luxury lifestyle products, including apparel, footwear & accessories, home, fragrances, and hospitality. For nearly 60 years, Ralph Lauren has sought to inspire the dream of a better life through authenticity and timeless style. Our long-standing reputation and distinctive image have been developed across a wide range of products, brands, distribution channels, and international markets. We believe that our global reach, breadth of lifestyle product offerings, and multi-channel distribution network are unique among luxury and apparel companies.
We diversify our business by geography (North America, Europe, and Asia, among other regions) and channel of distribution (retail, wholesale, and licensing). This allows us to maintain a dynamic balance as our operating results do not depend solely on the performance of any single geographic area or channel of distribution. We sell directly to consumers through our integrated retail channel, which includes our retail stores, concession-based shop-within-shops, and digital commerce operations around the world. Our wholesale sales are made principally to major department stores, specialty stores, and third-party digital partners around the world, as well as to certain third-party-owned stores to which we have licensed the right to operate in defined geographic territories using our trademarks. In addition, we license to third parties for specified periods the right to access our various trademarks in connection with the licensees’ manufacture and sale of designated products, such as certain apparel categories, eyewear, fragrances, and home furnishings.
We organize our business into the following three reportable segments: North America, Europe, and Asia. In addition to these reportable segments, we also have other non-reportable segments.
Our products, which include apparel and footwear & accessories for men, women, and children, as well as our fragrance and home collections, together with our hospitality portfolio, comprise one of the most widely recognized families of consumer brands. Reflecting a distinctive American perspective, we have been an innovator in aspirational lifestyle branding and believe that, under the direction of internationally renowned designer Mr. Ralph Lauren, we have had a considerable influence on the way people dress and the way that fashion is advertised throughout the world.
For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”
Our principal executive office is located at 650 Madison Avenue, New York, New York 10022, Telephone 212-318-7000. We maintain a website at www.ralphlauren.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.
USE OF PROCEEDS
We will use the net proceeds we receive from the sale of the debt securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.
DESCRIPTION OF THE DEBT SECURITIES
We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION
We may offer and sell the debt securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

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directly to one or more other purchasers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through agents on a best-efforts basis; or

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otherwise through a combination of any of the above methods of sale.

Each time we sell debt securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the debt securities. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the debt securities and the proceeds we will receive from the sale of the debt securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any securities exchanges on which the debt securities may be listed;

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the method of distribution of the debt securities;

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the terms of any agreement, arrangement or understanding (including any indemnification) entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account. The debt securities may be sold from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Such sales may be effected:
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in transactions on any national securities exchange or quotation service on which the debt securities may be listed or quoted at the time of sale;

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in transactions in the over-the-counter market;

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in block transactions in which the broker or dealer so engaged will attempt to sell the debt securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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through the writing of options; or

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through other types of transactions.

The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the debt securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered debt securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the debt securities offered by this prospectus may be solicited, and sales of the debt securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of debt securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnify against and contribute toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.
Any underwriters to which offered debt securities are sold by us for public offering and sale may make a market in such debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the debt securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the first business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.
To comply with the securities laws of some states, if applicable, the debt securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debt securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format and any electronic road show, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.
LEGAL MATTERS
Certain legal matters in connection with the offered debt securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The consolidated financial statements of Ralph Lauren Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended March 29, 2025, and the effectiveness of the Company’s internal control over financial reporting as of March 29, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$500,000,000
5.000% Senior Notes due 2032
PROSPECTUS SUPPLEMENT
June 2, 2025
Joint Book-Running Managers
BofA Securities Deutsche Bank Securities J.P. Morgan HSBC
Co-Managers
ING	SMBC Nikko	Goldman Sachs & Co. LLC